Exhibit 10.1

TERM LOAN AGREEMENT

This Term Loan Agreement (this “Agreement”), dated as of June 9, 2008 is made by and among Gander Mountain Company, a Minnesota corporation (the “Company”), and the lenders named on the signature pages hereto (the “Lenders”).

RECITALS

A.            The Company desires to borrow money from the Lenders, upon the terms and conditions stated in this Agreement, up to an aggregate amount of $10,000,000.00.

B.            The capitalized terms used herein and not otherwise defined have the meanings given them in ARTICLE VIII.

TERMS AND CONDITIONS

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lenders hereby agree as follows:

ARTICLE I
ISSUANCE OF PROMISSORY NOTES

1.1           TERM LOANS.  In accordance with the terms of this Agreement, the Lenders, at the written request of the Company, will make a series of term loans (the “Term Loans”) to the Company, on a ratable basis in accordance with the pro rata percentages set forth on Schedule I, from time to time from the date hereof to and including December 31, 2008 or the earlier termination of this Agreement by the mutual agreement of the parties hereto, in an aggregate principal amount not to exceed $10,000,000.00, with a maximum portion of the principal amount for each Lender as is set forth on Schedule I.  The Company may prepay the Notes ratably in accordance with the pro rata percentages set forth on Schedule I and the terms of such Notes and may reborrow such prepaid amounts ratably under this Agreement.

1.2           THE TERM NOTES.  The Term Loans made by the Lenders shall each be evidenced by a promissory note (the “Note”) that is in substantially the form of Exhibit A and is delivered to the Lenders pursuant to the Agreement.  Any Note issued pursuant to this Agreement shall have a maturity date of December 31, 2008 (the “Maturity Date”).

1.3           MAKING OF TERM LOANS.  The Company may request Term Loans under this Agreement by giving at least five Business Days’ prior written notice to the Lender, specifying the date of the requested Term Loan and the amount thereof.  Any request for a Term Loan shall be deemed to be a representation that the Borrower’s representations and warranties contained in ARTICLE II are true and correct as of the date of the Term Loan and as the date of the Note evidencing such Term Loan as though made on and as of such dates and that no event has occurred and is continuing, or will result from such Term Loan, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; provided that any such request must be made of the Lenders on a ratable basis in accordance with their pro rata percentages set forth on Schedule I.

1.4           INTEREST.  The Notes will bear interest as described in the Notes.  The interest will be payable as set forth in the Notes.

1.5           PAYMENT.  Each Lender will pay the principal amount for the Notes as is set forth in the notice provided under SECTION 1.3, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, simultaneously with delivery by the Company to each Lender of the Note(s) in the principal amount(s) so purchased by such Lender, and the Company will deliver such Notes against delivery of the purchase price as described above.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF LENDERS

Each Lender represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Lender, that:

2.1           ORGANIZATION AND QUALIFICATION.  To the extent the Lender is an entity, the Lender is duly incorporated, validly existing and in good standing under the laws of the state of organization, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted.  To the extent the Lender is an entity, the Lender is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.2           AUTHORIZATION; ENFORCEMENT.  To the extent the Lender is an entity, (a) the Lender has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and its Note, to consummate the transactions contemplated hereby and thereby and to purchase the Notes in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement and the Lender’s Note by the Lender and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all required parties and no further consent or authorization of Lender, its board of directors or its shareholders or members is required; (c) this Agreement has been duly executed and delivered by the Lender; and (d) assuming the valid and binding execution of this Agreement and the Notes by the Company and compliance with the terms of this Agreement and the Notes by the Company, each of this Agreement and the Lender’s Note constitutes a legal, valid and binding obligation of the Lender enforceable against the Lender by the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.  To the extent the Lender is a natural person, this Agreement has been duly and validly authorized, executed and delivered on behalf of the Lender and is a valid and binding agreement of the Lender, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.3           INVESTMENT PURPOSE.  The Lender is purchasing the Note(s) for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

2.4           ACCREDITED INVESTOR STATUS.  The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D.

2.5           RELIANCE ON EXEMPTIONS.  The Lender understands that the Note(s) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note(s).

2.6           INFORMATION AND SOPHISTICATION.  The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Note(s), that have been requested by the Lender or its advisors, if any.  The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Lender acknowledges and understands that its investment in the Note(s) involves a significant degree of risk, including the risks reflected in the SEC Documents.  The Lender is experienced and knowledgeable in financial and business matters, is capable of evaluating the merits and risks of investing in the Notes, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks who the Lender intends to use in connection with a decision as to whether to purchase the Notes.

2.7           GOVERNMENTAL REVIEW.  The Lender understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Notes or an investment therein.

2.8           TRANSFER OR RESALE.  The Lender understands that:

                (a)           the Notes have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Lender may have to bear the risk of owning the Notes for an indefinite period of time because the Notes may not be transferred unless (i) the resale of the Notes is registered pursuant to an effective registration statement under the Securities Act; (ii) the Lender has delivered to the Company an opinion of counsel satisfactory to the Company (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Notes to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Notes are sold or transferred pursuant to Rule 144;

                (b)           any sale of the Notes made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Notes under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

                (c)           neither the Company nor any other person is under any obligation to register the Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

2.9           LEGENDS.  The Lender understands that until (a) the Notes may be sold by the Lender under Rule 144(k) or (b) such time as the resale of the Notes has been registered under the Securities Act, the Notes will bear a legend restricting transfer.

2.10         RESIDENCY.  The Lender is a resident of the jurisdiction set forth in the address for notice immediately below such Lender’s name on the signature pages hereto.

2.11         NO BROKER FEES.  The Lender has not engaged any brokers, finders, or agents, and the Lender has not incurred, and neither the Lender nor the Company will incur, directly or indirectly, as a result of any action taken by the Lender, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lenders that:

3.1           ORGANIZATION AND QUALIFICATION. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

3.2           AUTHORIZATION; ENFORCEMENT.  (a) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Notes, to consummate the transactions contemplated hereby and thereby and to issue the Notes in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement and the Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Notes) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its shareholders is required; (c) this Agreement and the Notes have been duly executed and delivered by the Company; and (d) assuming the valid and binding execution of this Agreement by the Lender and compliance with the terms of this Agreement and the Notes by such Lender, each of this Agreement and the Notes constitutes a legal, valid and binding obligation of the Company enforceable against the Company by such Lender in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3           ISSUANCE OF NOTES.  The Note(s) have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof (other than liens imposed by an Lender).

3.4           NO CONFLICTS; NO VIOLATION.

(a)           The execution, delivery and performance of this Agreement and the Notes by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the Company’s Articles of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b)           The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, the Company is not in breach of, or default under, the documents evidencing the Senior Debt, and will not be in breach of, or default under, the documents evidencing the Senior Debt as a result of the consummation by the Company of the transactions contemplated by this Agreement and the Notes, including the issuance and payment of such Notes.  The Company reasonably believes, as of the date of this Agreement and as of the date of issuance of any Note contemplated by this Agreement, that the Company is able to, and will, pay in full on the Maturity Date the principal sum of any Note, together with interest on the unpaid principal amount thereof, and that such payment will not cause or result in a breach or default under any documents evidencing the Senior Debt or any other agreement, indenture or instrument to which the Company is a party.

(c)           Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Notes in each case in accordance with the terms hereof or thereof, or to issue and sell the Notes in accordance with the terms hereof.

3.5           SEC DOCUMENTS.  Since the closing date of the Company’s initial public offering, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof being referred to herein as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than SEC Documents that have been amended as of the date hereof.

3.6           NO BROKER FEES.  The Company has not engaged any brokers, finders, or agents, and the Company has not incurred, and neither the Company nor any Lender will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV
COVENANTS

4.1           USE OF PROCEEDS.  The Company will use the proceeds from the sale of the Notes for general corporate purposes, which may include the repayment of debt to institutional lenders.

4.2           EXPENSES.  Except as otherwise set forth in this Section, each party will pay its own fees and expenses, as well as the fees and expenses of its own advisors and consultants, in connection with the transactions contemplated by this Agreement.  Upon the execution of this Agreement, the Company will pay the reasonable out-of-pocket expenses incurred by the Lenders in connection with the transactions herein contemplated, including without limitation, the fees and out-of-pocket expenses of any legal counsel to the Lenders in connection with the transactions herein contemplated, up to an aggregate amount of $10,000 for all such counsel.  The Company will also pay all fees and expenses incurred by the Lenders with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement.

4.3         FINANCIAL INFORMATION.  In the event the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will deliver to the Lenders within 45 days after the end of each fiscal quarter other than the Company’s fourth fiscal quarter and 90 days after the end of the Company’s fiscal year, the financial statements of the Company, prepared in accordance with United States generally accepted accounting principles (subject to the absence of footnotes and normal year-end adjustments for quarterly financial statements), consistently applied, and audited by the Company’s independent public accountants in the case of year-end financial statements.

4.4           CORPORATE EXISTENCE.  The Company will maintain its corporate existence in good standing.  The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply with such laws, rules and regulations would not have a Material Adverse Effect.

4.5           AFFILIATE TRANSACTIONS.  Without the approval of the audit committee of the Company’s board of directors, the Company will not enter into or commit directly or indirectly to any arrangement or transaction (i) in which the Company purchases, rents or leases property or assets from, or sells, transfers, or disposes of any material properties or assets (regardless of whether in the ordinary course of business or not) to any Affiliate or (ii) in which the Company loans any money or other property to any Affiliate.

ARTICLE V
CONDITIONS TO THE LENDER’S OBLIGATION TO PURCHASE

The obligation of each Lender hereunder to purchase the Notes from the Company is subject to the satisfaction, on or before each Closing, of each of the following conditions.  These conditions are for each Lender’s respective benefit and may be waived by any Lender at any time in its sole discretion:

5.1           The Company will have delivered to the Lender the duly executed Notes in the amounts specified.

5.2           The representations and warranties of the Company must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

5.3           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.4           There shall exist at the time of Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

5.5           Each other Lender shall have purchased a Note in a principal amount reflecting such Lender’s ratable obligation under the applicable Term Loan request delivered by the Company in accordance with SECTION 1.3.

5.6           The Lenders shall have received an opinion from Faegre & Benson LLP, counsel to the Company, in the form attached hereto as Exhibit B.

ARTICLE VI
DEFAULT

                6.1           EVENTS OF DEFAULT.  Each of the following events shall be an event of default (an “Event of Default”) for purposes of this Agreement:

                                (a)           if default shall be made in the punctual payment of interest on the Notes, and such default shall have continued for a period of ten days after written notice thereof to the Company by the holder of any of the Notes; or

                                (b)           if default shall be made in the punctual payment of any installment of the principal of the Notes and such default shall have continued for a period of five days after written notice thereof to the Company by the holder of any of the Notes; or

                                (c)           if a trustee or receiver is appointed for the Company or for substantially all of the Company’s assets and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

                                (d)           if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $10,000,000 shall be entered or filed against the Company or against any of the property or assets of the Company and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; or

                                (e)           if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or, if contested by the Company, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

                                (f)            if the Company shall default in any material respect in the due and punctual performance of any covenant or agreement in the Senior Debt and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall have thereby caused the acceleration of all amounts due under the Senior Debt, which acceleration shall not have been cured or waived; or

                                (g)           if default shall be made in the due and punctual performance or observance of any other term contained in this Agreement or the Notes, and such default shall have continued for a period of 30 days after the earlier of the Company’s knowledge thereof or written notice thereof to the Company by the holder of any Note.

                6.2           REMEDIES UPON EVENTS OF DEFAULT.  For so long as any Note remains outstanding, upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, each holder of any Notes shall be entitled by notice to declare the principal of and any accrued interest on the Notes, to be immediately due and payable, and thereupon the Notes, including both principal and interest shall become immediately due and payable; provided, however, that when any Event of Default described in SECTION 6.1(e) has occurred, the Notes shall immediately become due and payable without presentment, demand or notice of any kind.  In addition, from and after receipt of written notice to the Company from the holder of a Note following the occurrence of an Event of Default, and during the continuation thereof, the rate per annum at which interest shall accrue on the unpaid principal balance of the holder’s Note shall increase by 2%.

                6.3           NOTICE OF DEFAULTS.  When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within ten Business Days of such Event of Default to the holders of all outstanding Notes.  If the holder of any Notes shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Notes at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

                6.4           SUITS FOR ENFORCEMENT.  In case any one or more Events of Default shall have occurred and be continuing, any holder of the Notes may proceed to protect and enforce its rights under this Article by suit in equity or action at law.  It is agreed that in the event of such action such holders of Notes shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

                6.5           REMEDIES CUMULATIVE.  No right, power or remedy conferred upon any holder of Notes shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                6.6           REMEDIES NOT WAIVED.  No course of dealing between the Company and any Lender or the holder of any Notes, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this SECTION 6.6 shall not be construed or applied so as to negate the provisions and intent of any statute that is otherwise applicable.

ARTICLE VII
INDEMNIFICATION

7.1           INDEMNIFICATION BY COMPANY.  In consideration of each Lender’s execution and delivery of this Agreement and its acquisition of the Notes hereunder, and in addition to all of the Company’s other obligations under this Agreement and the Notes, the Company will defend, protect, indemnify and hold harmless each Lender and each other holder of the Notes and all of their shareholders, officers, directors, employees, advisors and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred or suffered by an Indemnitee as a result of, or arising out of, or relating to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement or the Notes by the Company.  To the extent that the foregoing undertaking by the Company is unenforceable for any reason, the Company will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

7.2           INDEMNIFICATION BY LENDERS.  Each Lender, severally and not jointly, will defend, protect, indemnify and hold harmless the Company all of its shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (regardless of whether any such Company Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Company Liabilities”) incurred by a Company Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by such Lender herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Lender contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) the failure of an Lender to comply with the requirements of the Securities Act or any state securities laws, which failure is not caused by the negligence or willful misconduct of the Company.

ARTICLE VIII
DEFINITIONS

•      “Affiliate” has the meaning set forth in Rule 405 promulgated under the Securities Act.

•      “Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York or Minnesota are authorized by law to close.

•      “Change in Control” means (a) the date that any person or group (excluding the Erickson Family, David C. Pratt, Gratco, LLC, the David C. Pratt Irrevocable Grantor Retained Annuity Trust, dated 12/1/92 and their Affiliates) becomes the beneficial owner of 40% or more of the equity securities of the Company entitled to vote for directors or (b) the last date of any period of 12 consecutive months where a majority of the Company’s board of directors ceases to be composed of individuals who were members of the Company’s board of directors on the first day of such period or whose election was approved by such continuing majority of directors (in all cases, excluding any director whose election occurs as a result of an actual or threatened solicitation of proxies or consents).

•      “Closing” means the closing of the purchase and sale of the Note(s) under this Agreement.

•      “Company” means Gander Mountain Company, a Minnesota corporation.

•      “Erickson Family” means the descendants of Arthur T. and Elsie P. Erickson and Alfred W. and Rose E. Erickson, or trusts established primarily for the benefit of such descendants and/or their spouses or relatives.

•      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

•      “Indemnified Liabilities” has the meaning set forth in ARTICLE VII.

•      “Indemnitees” has the meaning set forth in ARTICLE VII.

•      “Lenders” means the lenders whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

•      “Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, business, properties, financial condition or results of operations of the Company, or (b) the ability of the Company to perform its obligations under this Agreement.

•      “Nasdaq” means the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, or their successors.

•      “Notes” means the Promissory Notes issuable pursuant to this Agreement, in the form attached hereto as Exhibit A, and all promissory notes of the Company issued in exchange or substitution therefor.

•      “Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

•      “Rule 144” and “Rule 144(k)” mean Rule 144 and Rule 144(k), respectively, promulgated under the Securities Act, or any successor rule.

•      “SEC” means the United States Securities and Exchange Commission.

•      “SEC Documents” has the meaning set forth in SECTION 3.5.

•      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

•      “Senior Debt” means the Company’s indebtedness under that certain Fourth Amended and Restated Loan and Security Agreement, dated December 6, 2007, among Gander Mountain Company, Bank of America, N.A., as agent, Bank of America Securities, LLC, as the lead arranger, Wells Fargo Foothill, Inc., as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as documentation agent, and the lenders named therein, as may be amended from time to time.

•      “Term Loans” has the meaning set forth in SECTION 1.1.

ARTICLE IX
GOVERNING LAW; MISCELLANEOUS

9.1           GOVERNING LAW; JURISDICTION.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Minnesota with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.  The parties also agree that any disputes arising under this Agreement will be exclusively venued in the United States federal and state courts located in the State of Minnesota, except for actions or proceedings regarding the enforcement of awards or judgments.

9.2           COUNTERPARTS; SIGNATURES BY FACSIMILE.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

9.3           HEADINGS.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

9.4           SEVERABILITY.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

9.5           ENTIRE AGREEMENT.  This Agreement and the Notes constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                9.6           CONSENTS; WAIVERS AND AMENDMENTS.  Except as otherwise specifically provided herein, in each case in which approval of the Lenders is required by the terms of this Agreement, such requirement shall be satisfied only upon receipt of the written consent of the holders of a majority of the outstanding principal amount of the Notes, which consent shall bind the holders of all of the outstanding Notes; provided, however, that no change or modification to the maturity date, interest rate or payment dates shall be effective as to a holder of Notes without the prior written consent of such holder.

                9.7           CHANGES, WAIVERS, ETC.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

9.8           NOTICES.  Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.  The addresses for such communications are:

If to the Company:	Gander Mountain Company
180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55107
Attn: Chief Financial Officer
Facsimile: (651) 325-2001

and	180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55107
Attn: General Counsel
Facsimile: (651) 325-2001

with a copy to:	Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Attn: W. Morgan Burns
Facsimile: (612) 766-1600

If to an Lender:  To the address set forth immediately below such Lender’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

9.9           SUCCESSORS AND ASSIGNS.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lenders, and no Lender may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any Lender may assign this Agreement to an affiliate over which it maintains majority control.  This provision does not limit the Lender’s right to transfer the Notes pursuant to the terms of this Agreement or to assign the Lender’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

9.10         THIRD PARTY BENEFICIARIES.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.11         SURVIVAL.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Lenders or on their behalf, and the sale and purchase of the Notes and payment therefor.  All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

9.12         PUBLICITY.  The Company and each Lender have the right to review, a reasonable period of time before issuance thereof, any press releases, or relevant portions of any SEC or Nasdaq filings or any other public statements, with respect to the transactions contemplated hereby.  However, the Company may make any press release or SEC or Nasdaq filings with respect to such transactions as are required by applicable law and regulations (including Financial Industry Regulatory Authority requirements) without the prior approval of the Lenders (although the Company will make reasonable efforts to consult with the Lenders in connection with any such press release prior to its release and filing).

9.13         FURTHER ASSURANCES.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14         NO STRICT CONSTRUCTION.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.15         EQUITABLE RELIEF.  Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties.  Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9.16         INDEPENDENT NATURE OF LENDERS’ OBLIGATIONS AND RIGHTS.  The obligations of each Lender under either its Notes or this Agreement are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under a Note or this Agreement.  Nothing contained herein or in any Note or this Agreement, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Lender shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.  Each Lender has been represented by its own separate legal counsel in their review and negotiation of their Notes or this Agreement.  The Company has elected to provide all Lenders with the same terms for the convenience of the Company and not because it was required or requested to do so by the Lenders.

9.17         TRUSTS AND OTHER ENTITY LENDERS.  To the extent any holder of Notes is a trust or other entity, the trustee or officers, directors, employees, partners, members or other control persons of such trust or entity shall be bound by the terms of this Agreement as it relates to the Notes held by such trust or other entity.  Each Lender agrees that it will cause such persons to execute and deliver to the Company an acknowledgement of the obligations set forth in this Section to the extent reasonably requested by the Company.

[Reminder of Page Left Blank Intentionally — Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned Lenders and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

GANDER MOUNTAIN COMPANY

By:
Robert J. Vold
Senior Vice President and Chief Financial Officer

LENDERS:

GRATCO LLC

David C. Pratt
Manager

ADDRESS:

GRATCO LLC

7701 Forsyth Boulevard, Suite 1125

St. Louis, Missouri 63105

(any notice hereunder to this Lender shall also include a copy to):

Mark R. Gale, Esq.

7701 Forsyth Boulevard, Suite 1125

St. Louis, Missouri 63105

HOLIDAY COMPANIES

Ronald A. Erickson
Chief Executive Officer

ADDRESS:

Holiday Companies

4567 American Boulevard West

Minneapolis, Minnesota 55437

Attention: President

(any notice hereunder to this Lender shall also include a copy to):

Holiday Companies

4567 American Boulevard West

Minneapolis, Minnesota 55437

Attention: Legal Department

SCHEDULE I

TO TERM LOAN AGREEMENT

MAXIMUM PRINCIPAL AMOUNT:	$10,000,000.00

Lender	Portion of Maximum Principal Amount	Pro Rata Percentage
GRATCO LLC	$5,000,000.00	50.0%
Holiday Companies	$5,000,000.00	50.0%
Total	$10,000,000.00	100.0%

I-1

EXHIBIT A

TO TERM LOAN AGREEMENT

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES (COLLECTIVELY, THE “ACTS”).  THE PROMISSORY NOTE MAY NOT BE SOLD, DISTRIBUTED, OFFERED, PLEDGED, ENCUMBERED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF THE FOLLOWING: (1) AN EFFECTIVE REGISTRATION STATEMENT FOR THE PROMISSORY NOTE UNDER THE ACTS COVERING THE TRANSACTION, (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACTS, OR (3) THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED UNDER THE ACTS.

GANDER MOUNTAIN COMPANY

PROMISSORY NOTE

Due: December 31, 2008

$[ ]	Original Issue Date: [ ]

Promissory Note No.: [ ]

For value received, the undersigned, Gander Mountain Company, a Minnesota corporation (the “Company”), hereby promises to pay to the order of [                      ] (the “Lender”), at the Company’s principal office in the City of Saint Paul, Minnesota, the principal sum of $[                  ], plus all accrued and unpaid interest thereon, in lawful money of the United States on December 31, 2008 (the “Maturity Date”), together with interest on the unpaid principal amount thereof, as more fully provided below.

                The interest rate per annum for this Promissory Note (the “Note”) will initially be as set forth on SCHEDULE I.  The amount of interest for each day this Note is outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of this Note.  The amount of interest to be paid on this Note for each Interest Period (as defined below) will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

                Interest on this security will be paid on each October 31 and April 30, commencing on the first of such dates following issuance of this security, and at maturity.  Each of these dates on which interest will be paid is referred to as an “Interest Payment Date.”  If an Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the following day that is a Business Day.

                On each Interest Payment Date, the Company will pay interest for the period commencing on the next day immediately following the most recent Interest Payment Date and ending on the then-current Interest Payment Date.  This period is referred to as an “Interest Period.”  The first Interest Period will begin on and include the date of issuance of this security and, subject to the immediately preceding paragraph, will end on and include the first Interest Payment Date.

                All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 4.876545% (or .04876545) being rounded to 4.87655% (or .0487655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

                The interest rate on this Note will in no event be higher than the maximum rate permitted by Minnesota law as the same may be modified by United States law of general application.

                All calculations of the Company, in the absence of manifest error, shall be conclusive for all purposes.

                Any amounts to be paid on this Note will be payable by the Company in cash, by check or by wire transfer to the holder of this Note to such account as the holder may request.

                This Note has been issued under the terms and provisions of a Term Loan Agreement (the “Loan Agreement”), dated as of June 9, 2008, among the Company and the Lenders named on the signature pages thereto, as may be amended from time to time.  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Loan Agreement.

                Upon the occurrence of any one or more of the Events of Default specified in Article VI of the Loan Agreement, all amounts then remaining unpaid on this Note, including any accrued but unpaid interest, may be declared to be or shall become immediately due and payable as provided in the Loan Agreement.  In addition, from and after receipt of written notice to the Company from the holder following the occurrence of an Event of Default, and during the continuation thereof, the rate per annum at which interest shall accrue on the unpaid principal balance hereof shall increase by 2%.

                This Note is subject to the following additional provisions, terms and conditions:

                1.             CHANGE IN CONTROL.  In the event of a Change in Control, the holder hereof shall have the option (the “Change in Control Option”) to (a) have this Note assumed by the surviving entity or (b) require that this Note be redeemed by the Company in whole (but not in part) at 100% of the outstanding unpaid principal amount, plus all unpaid interest accrued thereon to the effective date of the Change in Control.  The Company shall give the holder of this Note written notice of such impending transaction not later than 20 days prior to the shareholders’ meeting of the Company called to approve such transaction, or 20 days prior to the closing of such transaction, whichever is earlier.  The notice shall give the proposed effective date of the transaction (the “Effective Date”) and shall describe the material terms and conditions of the transaction.  Any election to exercise the Change in Control Option shall be made by the holder hereof giving written notice thereof to the Company at least five days before the Effective Date (if no such notice is given, the Company shall be entitled to elect one of these options).  Upon receipt of such notice, the Company shall, on the Effective Date, take the action selected or applicable under this Section.

                2.             RESALE RESTRICTIONS.  The holder of this Note covenants and agrees that it is subject to the resale restrictions set forth in Section 2.8 of the Loan Agreement.

3.             PREPAYMENT.  The Company may prepay this Note, upon providing the holder five calendar days written notice prior to the date of prepayment, in whole or in part at any time without penalty; provided, that any such prepayment will be applied first to interest accrued and unpaid on the principal amount being repaid and second, if the amount of prepayment exceeds the amount of all such accrued and unpaid interest, to the repayment of the unpaid principal amount.

4.             WAIVER OF PRESENTMENT.  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

5.             MISCELLANEOUS.

                                (a)           NOTICES.  Any notice, request or other communication required or permitted hereunder will be given in accordance with the Loan Agreement.

                                (b)           NO RIGHTS AS SHAREHOLDERS.  This Note will not entitle any holder hereof to any of the rights of a shareholder of the Company.

                                (c)           GOVERNING LAW; JURISDICTION.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Minnesota with respect to any dispute arising under this Note.  The parties also agree that any disputes arising under this Note will be exclusively venued in the United States federal and state courts located in the State of Minnesota, except for actions or proceedings regarding the enforcement of awards or judgments.

                (d)           HEADINGS.  The headings of this Note are for convenience of reference only, are not part of this Note and do not affect its interpretation.

                (e)           SUITS FOR ENFORCEMENT.  In case any one or more Events of Default shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights under this Note by suit in equity or action at law.  It is agreed that in the event of such action the holder of the Note shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

[Reminder of Page Left Blank Intentionally — Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the issue date.  Receipt of this Note constitutes the Lender’s acceptance of the terms hereof.

GANDER MOUNTAIN COMPANY
a Minnesota corporation

By:
Robert J. Vold
Senior Vice President and Chief Financial Officer

SCHEDULE I

TO PROMISSORY NOTE

INTEREST RATE SCHEDULE

Period	Interest Rate (per annum)
June 9, 2008 through August 2, 2008	5.16%
August 3, 2008 through November 1, 2008	1 year LIBOR as of August 2, 2008, plus 1.0%
November 2, 2008 through December 31, 2008	1 year LIBOR as of November 1, 2008, plus 1.0%
After December 31, 2008	1 year LIBOR as of the last day of the most recently completed fiscal quarter of the Company, plus 1.0%

EXHIBIT B

TO TERM LOAN AGREEMENT

FORM OF LEGAL OPINION

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

2.             The Company has corporate power and authority to enter into and perform its obligations under the Agreement.

3.             The Agreement and the Notes have been duly authorized, executed and delivered by, and are valid and binding agreements of, the Company, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.             No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby, except as required under the Securities Act of 1933 and the Securities Exchange Act of 1934 and applicable state securities or blue sky laws.

5.             The execution and delivery of the Agreement and the Notes by the Company and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification sections of the Agreement, as to which no opinion is rendered) (i) will not result in any violation of the provisions of the charter or bylaws of the Company; (ii) will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the documents evidencing the Senior Debt; or (iii) to our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

B-1